Exhibit 99.1

READY CAPITAL CORPORATION REPORTS FOURTH QUARTER 2023 RESULTS

- GAAP EARNINGS PER COMMON SHARE FROM CONTINUING OPERATIONS OF $0.12 -

- DISTRIBUTABLE EARNINGS PER COMMON SHARE OF $0.26 -

- DISTRIBUTABLE RETURN ON AVERAGE STOCKHOLDERS’ EQUITY OF 7.5% -

New York, New York, February 27, 2024 / Globe Newswire / – Ready Capital Corporation (“Ready Capital” or the “Company”) (NYSE: RC), a multi-strategy real estate finance company that originates, acquires, finances, and services lower-to-middle-market (“LMM”) investor and owner occupied commercial real estate loans, today reported financial results for the quarter ended December 31, 2023.

“We continue to make progress on our business strategy of repositioning the capital acquired in our merger with Broadmark Realty Capital into our core lending strategies despite current challenges in the commercial real estate sector,” said Thomas Capasse, Ready Capital’s Chairman and Chief Executive Officer. “We believe our portfolio is well positioned to withstand market headwinds as a result of our avoidance of office collateral, its granularity with over 5,000 positions and its concentration in strong markets.”

Fourth Quarter Highlights

●	Total investments of $449 million, including $297 million of LMM originations and $152 million of U.S. Small Business Administration 7(a) loans
●	Declared and paid dividend of $0.30 per share in cash
●	Net book value of $14.10 per share of common stock as of December 31, 2023

Full Year Highlights

●	GAAP earnings per common share from continuing operations of $2.27 and distributable earnings per common share of $1.18
●	Distributable return on average stockholders’ equity of 8.6%
●	Total LMM originations of $1.7 billion and SBA 7(a) originations of $494 million
●	Completed two securitizations consisting of $1.2 billion of floating rate LMM loans and sold $1.0 billion of senior bonds at a weighted average cost of SOFR + 2.9%
●	Completed merger with Broadmark Realty Capital Inc., a specialty real estate finance company specializing in originating and servicing residential and commercial construction loans, with 23% of the portfolio liquidated since acquisition
●	Initiated a new stock repurchase program, authorizing the repurchase of $100 million of the Company’s common stock; acquired approximately 1.7 million shares of the Company’s common stock at an average price of $10.82

Use of Non-GAAP Financial Information

In addition to the results presented in accordance with U.S. GAAP, this press release includes distributable earnings, formerly referred to as core earnings, which is a non-U.S. GAAP financial measure. The Company defines distributable earnings as net income adjusted for unrealized gains and losses related to certain mortgage backed securities (“MBS”) not retained by us as part of our loan origination business, realized gains and losses on sales of certain MBS, unrealized gains and losses related to residential mortgage servicing rights (“MSR”) from discontinued operations, unrealized changes in our current expected credit loss reserve, unrealized gains or losses on de-designated cash flow hedges, unrealized gains or losses on foreign exchange hedges, unrealized gains or losses on certain unconsolidated joint ventures, non-cash compensation expense related to our stock-based incentive plan, and one-time non-recurring gains or losses, such as gains or losses on discontinued operations, bargain purchase gains, or merger related expenses.

The Company believes that this non-U.S. GAAP financial information, in addition to the related U.S. GAAP measures, provides investors greater transparency into the information used by management in its financial and operational decision-making, including the determination of dividends. However, because distributable earnings is an incomplete measure of the Company's financial performance and involves differences from net income computed in accordance with U.S. GAAP, it should be considered along with, but not as an alternative to, the Company's net income computed in accordance with U.S. GAAP as a measure of the Company's financial performance. In addition, because not all companies use identical calculations, the Company's presentation of distributable earnings may not be comparable to other similarly-titled measures of other companies.

In calculating distributable earnings, Net Income (in accordance with U.S. GAAP) is adjusted to exclude unrealized gains and losses on MBS acquired by the Company in the secondary market but is not adjusted to exclude unrealized gains and losses on MBS retained by Ready Capital as part of its loan origination businesses, where the Company transfers originated loans into an MBS securitization and the Company retains an interest in the securitization. In calculating distributable earnings, the Company does not adjust Net Income (in accordance with U.S. GAAP) to take into account unrealized gains and losses on MBS retained by us as part of the loan origination businesses because the unrealized gains and losses that are generated in the loan origination and securitization process are considered to be a fundamental part of this business and an indicator of the ongoing performance and credit quality of the Company’s historical loan originations. In calculating distributable earnings, Net Income (in accordance with U.S. GAAP) is adjusted to exclude realized gains and losses on certain MBS securities considered to be non-distributable. Certain MBS positions are considered to be non-distributable due to a variety of reasons which may include collateral type, duration, and size.

In addition, in calculating distributable earnings, Net Income (in accordance with U.S. GAAP) is adjusted to exclude unrealized gains or losses on residential MSRs, held at fair value from discontinued operations. Servicing rights relating to the Company’s small business commercial business are accounted for under ASC 860, Transfer and Servicing. In calculating distributable earnings, the Company does not exclude realized gains or losses on commercial MSRs, as servicing income is a fundamental part of Ready Capital’s business and is an indicator of the ongoing performance.

To qualify as a REIT, the Company must distribute to its stockholders each calendar year at least 90% of its REIT taxable income (including certain items of non-cash income), determined without regard to the deduction for dividends paid and excluding net capital gain. There are certain items, including net income generated from the creation of MSRs, that are included in distributable earnings but are not included in the calculation of the current year’s taxable income. These differences may result in certain items that are recognized in the current period’s calculation of distributable earnings not being included in taxable income, and thus not subject to the REIT dividend distribution requirement until future years.

The table below reconciles Net Income computed in accordance with U.S. GAAP to Distributable Earnings.

(in thousands)	Three Months Ended December 31, 2023
Net Income	$10,881
Reconciling items:
Unrealized loss on MSR - discontinued operations	20,715
Unrealized loss on joint ventures	2,124
Unrealized loss on foreign exchange hedges	1,582
Increase in CECL reserve	3,195
Non-cash compensation	1,360
Merger transaction costs and other non-recurring expenses	7,361
Loss on bargain purchase	7,060
Total reconciling items	$43,397
Income tax adjustments	(5,754)
Distributable earnings	$48,524
Less: Distributable earnings attributable to non-controlling interests	1,358
Less: Income attributable to participating shares	2,206
Distributable earnings attributable to common stockholders	$44,960
Distributable earnings per common share – basic	$0.26
Distributable earnings per common share – diluted	$0.26

U.S. GAAP return on equity is based on U.S. GAAP net income, while distributable return on equity is based on distributable earnings, which adjusts U.S. GAAP net income for the items in the distributable earnings reconciliation above.

Webcast and Earnings Conference Call

Management will host a webcast and conference call on Wednesday, February 28, 2024 at 8:30am ET to provide a general business update and discuss the financial results for the quarter ended December 31, 2023.

The Company encourages use of the webcast due to potential extended wait times to access the conference call via dial-in. The webcast of the conference call will be available in the Investor Relations section of the Company’s website at www.readycapital.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software.

To Participate in the Telephone Conference Call:

Dial in at least five minutes prior to start time.

Domestic: 1-877-407-0792

International: 1-201-689-8263

Conference Call Playback:

Domestic: 1-844-512-2921

International: 1-412-317-6671

Replay Pin #: 13743091

The playback can be accessed through March 13, 2024.

Safe Harbor Statement

This press release contains statements that constitute "forward-looking statements," as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; the Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from the Company's expectations include, but are not limited to, applicable regulatory changes; general volatility of the capital markets; changes in the Company’s investment objectives and business strategy; the availability of financing on acceptable terms or at all; the availability, terms and deployment of capital; the availability of suitable investment opportunities; changes in the interest rates or the general economy; increased rates of default and/or decreased recovery rates on investments; changes in interest rates, interest rate spreads, the yield curve or prepayment rates; changes in prepayments of Company’s assets; the degree and nature of competition, including competition for the Company's target assets; and other factors, including those set forth in the Risk Factors section of the Company's most recent Annual Report on Form 10-K filed with the SEC, and other reports filed by the Company with the SEC, copies of which are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

About Ready Capital Corporation

Ready Capital Corporation (NYSE: RC) is a multi-strategy real estate finance company that originates, acquires, finances and services lower-to-middle-market investor and owner occupied commercial real estate loans. The Company specializes in loans backed by commercial real estate, including agency multifamily, investor, construction, and bridge as well as U.S. Small Business Administration loans under its Section 7(a) program. Headquartered in New York, New York, the Company employs approximately 350 professionals nationwide.

Contact

Investor Relations
Ready Capital Corporation
212-257-4666
InvestorRelations@readycapital.com

Additional information can be found on the Company’s website at www.readycapital.com

READY CAPITAL CORPORATION

UNAUDITED CONSOLIDATED BALANCE SHEETS

(in thousands)	December 31, 2023	December 31, 2022
Assets
Cash and cash equivalents	$138,532	$147,399
Restricted cash	30,063	48,146
Loans, net (including $9,348 and $9,786 held at fair value)	4,020,160	3,571,799
Loans, held for sale, at fair value	81,599	123,735
Paycheck Protection Program loans (including $165 and $576 held at fair value)	34,597	186,985
Mortgage-backed securities	27,436	32,041
Investment in unconsolidated joint ventures (including $7,360 and $8,094 held at fair value)	133,321	118,641
Derivative instruments	2,404	12,532
Servicing rights	102,837	87,117
Real estate owned, held for sale	252,949	117,098
Other assets	265,578	183,533
Assets of consolidated VIEs	6,897,145	6,552,760
Assets held for sale	454,596	439,191
Total Assets	$12,441,217	$11,620,977
Liabilities
Secured borrowings	2,102,075	2,663,735
Paycheck Protection Program Liquidity Facility (PPPLF) borrowings	36,036	201,011
Securitized debt obligations of consolidated VIEs, net	5,068,453	4,903,350
Convertible notes, net	—	114,397
Senior secured notes, net	345,127	343,355
Corporate debt, net	764,908	662,665
Guaranteed loan financing	844,540	264,889
Contingent consideration	7,628	28,500
Derivative instruments	212	1,319
Dividends payable	54,289	47,177
Loan participations sold	62,944	54,641
Due to third parties	3,641	11,805
Accounts payable and other accrued liabilities	171,445	153,614
Liabilities held for sale	333,157	271,924
Total Liabilities	$9,794,455	$9,722,382
Preferred stock Series C, liquidation preference $25.00 per share	8,361	8,361

Commitments & contingencies

Stockholders’ Equity
Preferred stock Series E, liquidation preference $25.00 per share	111,378	111,378
Common stock, $0.0001 par value, 500,000,000 shares authorized, 172,276,105 and 110,523,641 shares issued and outstanding, respectively	17	11
Additional paid-in capital	2,321,989	1,684,074
Retained earnings	124,413	4,994
Accumulated other comprehensive loss	(17,860)	(9,369)
Total Ready Capital Corporation equity	2,539,937	1,791,088
Non-controlling interests	98,464	99,146
Total Stockholders’ Equity	$2,638,401	$1,890,234
Total Liabilities, Redeemable Preferred Stock, and Stockholders’ Equity	$12,441,217	$11,620,977

READY CAPITAL CORPORATION

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except share data)	Three Months Ended December 31, 2023	For the Year Ended December 31, 2023
Interest income	$250,130	$945,814
Interest expense	(197,591)	(716,468)
Net interest income before provision for loan losses	$52,539	$229,346
Provision for loan losses	(6,688)	(7,230)
Net interest income after provision for loan losses	$45,851	$222,116
Non-interest income
Net realized gain (loss) on financial instruments and real estate owned	15,153	65,008
Net unrealized gain (loss) on financial instruments	1,643	9,718
Servicing income, net of amortization and impairment of $3,416 and $7,911	4,613	21,161
Income on purchased future receivables, net of allowance for credit losses of $2,099 and $8,989	857	2,387
Gain (loss) on bargain purchase	(7,060)	207,972
Loss on unconsolidated joint ventures	(1,650)	(905)
Other income	46,458	103,127
Total non-interest income	$60,014	$408,468
Non-interest expense
Employee compensation and benefits	(19,410)	(81,530)
Allocated employee compensation and benefits from related party	(3,010)	(10,837)
Professional fees	(15,997)	(34,738)
Management fees – related party	(7,035)	(25,103)
Incentive fees – related party	—	(1,791)
Loan servicing expense	(9,221)	(40,811)
Transaction related expenses	(576)	(17,764)
Other operating expenses	(24,806)	(59,591)
Total non-interest expense	$(80,055)	$(272,165)
Income from continuing operations before provision for income taxes	25,810	358,419
Income tax provision	(1,236)	(7,174)
Net income from continuing operations	$24,574	$351,245
Discontinued operations
Loss from discontinued operations before provision for income taxes	(18,258)	(3,779)
Income tax benefit	4,565	945
Net loss from discontinued operations	(13,693)	(2,834)
Net income	10,881	348,411
Less: Dividends on preferred stock	1,999	7,997
Less: Net income attributable to non-controlling interest	1,118	8,960
Net income attributable to Ready Capital Corporation	$7,764	$331,454

Earnings per common share from continuing operations - basic	$0.12	$2.27
Earnings per common share from discontinued operations - basic	$(0.08)	$(0.02)
Total earnings per common share - basic	$0.04	$2.25

Earnings per common share from continuing operations - diluted	$0.12	$2.24
Earnings per common share from discontinued operations - diluted	$(0.08)	$(0.02)
Total earnings per common share - diluted	$0.04	$2.22

Weighted-average shares outstanding
Basic	172,116,989	146,841,594
Diluted	173,957,731	148,567,026

Dividends declared per share of common stock	$0.30	$1.46

READY CAPITAL CORPORATION

UNAUDITED SEGMENT REPORTING

FOR THE THREE MONTHS ENDED DECEMBER 31, 2023

		Small
	LMM Commercial	Business	Corporate-
(in thousands)	Real Estate	Lending	Other	Consolidated
Interest income	$217,566	$32,564	$—	$250,130
Interest expense	(171,629)	(25,983)	21	(197,591)
Net interest income before provision for loan losses	$45,937	$6,581	$21	$52,539
Provision for loan losses	(6,592)	(96)	—	(6,688)
Net interest income after provision for loan losses	$39,345	$6,485	$21	$45,851
Non-interest income
Net realized gain (loss) on financial instruments and real estate owned	6,838	8,315	—	15,153
Net unrealized gain (loss) on financial instruments	700	943	—	1,643
Servicing income, net	1,638	2,975	—	4,613
Income on purchased future receivables, net	—	857	—	857
Loss on bargain purchase	—	—	(7,060)	(7,060)
Loss on unconsolidated joint ventures	(1,650)	—	—	(1,650)
Other income	12,723	32,722	1,013	46,458
Total non-interest income (loss)	$20,249	$45,812	$(6,047)	$60,014
Non-interest expense
Employee compensation and benefits	(7,859)	(8,893)	(2,658)	(19,410)
Allocated employee compensation and benefits from related party	(301)	—	(2,709)	(3,010)
Professional fees	(1,989)	(11,672)	(2,336)	(15,997)
Management fees – related party	—	—	(7,035)	(7,035)
Incentive fees – related party	—	—	—	—
Loan servicing expense	(9,062)	(159)	—	(9,221)
Transaction related expenses	—	—	(576)	(576)
Other operating expenses	(8,367)	(13,760)	(2,679)	(24,806)
Total non-interest expense	$(27,578)	$(34,484)	$(17,993)	$(80,055)
Income (loss) before provision for income taxes	$32,016	$17,813	$(24,019)	$25,810
Total assets	$10,282,531	$1,395,687	$308,403	$11,986,621

READY CAPITAL CORPORATION

UNAUDITED SEGMENT REPORTING

FOR THE YEAR ENDED DECEMBER 31, 2023

		Small
	LMM Commercial	Business	Corporate-
(in thousands)	Real Estate	Lending	Other	Consolidated
Interest income	$847,253	$98,561	$—	$945,814
Interest expense	(650,624)	(65,844)	—	(716,468)
Net interest income before provision for loan losses	$196,629	$32,717	$—	$229,346
Provision for loan losses	(1,413)	(5,817)	—	(7,230)
Net interest income after provision for loan losses	$195,216	$26,900	$—	$222,116
Non-interest income
Net realized gain (loss) on financial instruments and real estate owned	34,072	30,936	—	65,008
Net unrealized gain (loss) on financial instruments	8,427	1,291	—	9,718
Servicing income, net	5,819	15,342	—	21,161
Income on purchased future receivables, net	—	2,387	—	2,387
Gain on bargain purchase	—	—	207,972	207,972
Loss on unconsolidated joint ventures	(905)	—	—	(905)
Other income	38,552	62,112	2,463	103,127
Total non-interest income	$85,965	$112,068	$210,435	$408,468
Non-interest expense
Employee compensation and benefits	(33,012)	(40,289)	(8,229)	(81,530)
Allocated employee compensation and benefits from related party	(882)	—	(9,955)	(10,837)
Professional fees	(5,369)	(19,535)	(9,834)	(34,738)
Management fees – related party	—	—	(25,103)	(25,103)
Incentive fees – related party	—	—	(1,791)	(1,791)
Loan servicing expense	(40,070)	(741)	—	(40,811)
Transaction related expenses	—	—	(17,764)	(17,764)
Other operating expenses	(24,443)	(27,763)	(7,385)	(59,591)
Total non-interest expense	$(103,776)	$(88,328)	$(80,061)	$(272,165)
Income before provision for income taxes	$177,405	$50,640	$130,374	$358,419
Total assets	$10,282,531	$1,395,687	$308,403	$11,986,621